EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY

OGLETHORPE POWER CORPORATION

(AN ELECTRIC MEMBERSHIP CORPORATION)

Offer to Exchange
$350,000,000
Registered 6.10% First Mortgage Bonds, Series 2009 A due 2019
For Any and All
Unregistered 6.10% First Mortgage Bonds, Series 2009 A due 2019

        This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer made by Oglethorpe Power Corporation (An Electric Membership Corporation), a Georgia electric membership corporation (the "Company"), pursuant to the Prospectus dated                        , 2009 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), if the certificates for the Original Bonds are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach U.S. Bank National Association (the "Exchange Agent") prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. This Notice of Guaranteed Delivery may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent, as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender the Original Bonds pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. Capitalized terms not defined herein have the meanings ascribed to them in the Letter of Transmittal.

The Exchange Agent for the Exchange Offer is:

U.S. BANK NATIONAL ASSOCIATION

By Registered or Certified Mail, Overnight Courier or Hand Delivery:	By Facsimile Transmission: (Eligible Institutions Only)
U.S. Bank National Association West Side Flats Operations Center Attn: Specialized Finance 60 Livingston Avenue Mail Station—EP-MN-WS2N St. Paul, Minnesota 55107-2292	(651) 495-8158 Attn: Specialized Finance To Confirm by Telephone or for Information: (800) 934-6802

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Guarantor Institution" under the instructions thereto, such signature guarantee must appear in the applicable space in Box 8 provided on the Letter of Transmittal for guarantee of signatures.

Ladies and Gentlemen:

        Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, receipt of which is hereby acknowledged, the undersigned hereby tenders to the Company the principal amount of Original Bonds indicated below, pursuant to the guaranteed delivery procedures described in "THE EXCHANGE OFFER—Guaranteed Delivery Procedures" section of the Prospectus and Instruction 1 of the Letter of Transmittal.

Certificate Number(s) (if known) of Original Bonds or Account Number at Book-Entry Transfer Facility	Aggregate Principal Amount Represented by Original Bonds	Aggregate Principal Amount of Original Bonds Being Tendered*

*
Must be in minimum denominations of $1,000 or any integral multiple thereof.

PLEASE COMPLETE AND SIGN

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

(Signature(s) of Record Holder(s))
(Please Type or Print Name(s) of Record Holder(s))
Dated:	, 2009
Address:

(Zip Code)
(Daytime Area Code and Telephone No.)
☐
Check this Box if the Original Bonds will be delivered by book-entry transfer to The Depository Trust Company.

Account
Number:

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)

        The undersigned, a member of a recognized signature medallion program or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that the above person(s) "own(s)" the Original Bonds tendered hereby within the meaning of Rule 14e-4(b)(2) under the Exchange Act, (b) represents that the tender of those Original Bonds complies with Rule 14e-4 under the Exchange Act and (c) guarantees to deliver to the Exchange Agent, at its address set forth in the Notice of Guaranteed Delivery, the certificates representing all tendered Original Bonds, in proper form for transfer, or a book-entry confirmation (a confirmation of a book-entry transfer of the Original Bonds into the Exchange Agent's account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm:
(Authorized Signature)

Address:

(Zip Code)

Area Code and Tel. No.:

Name:
(Please Type or Print)

Title:

Dated:	, 2009
NOTE:
DO NOT SEND ORIGINAL BONDS WITH THIS NOTICE OF GUARANTEED DELIVERY. ORIGINAL BONDS SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.     Delivery of this Notice of Guaranteed Delivery.

        A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the cover page hereof prior to the Expiration Date of the Exchange Offer. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holders and the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that the holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the holders use properly insured, registered mail with return receipt requested. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal. No notice of Guaranteed Delivery should be sent to the Company.

2.     Signatures on this Notice of Guaranteed Delivery.

        If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Original Bonds referred to herein, the signatures must correspond with the name(s) written on the face of the Original Bonds without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the book-entry transfer facility whose name appears on a security position listing as the owner of the Original Bonds, the signature must correspond with the name shown on the security position listing as the owner of the Original Bonds.

        If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Original Bonds listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appear(s) on the Original Bonds without alteration, addition, enlargement or any change whatsoever, or signed as the name of the participant shown on the book-entry transfer facility's security position listing.

        If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

3.     Questions and Requests for Assistance or Additional Copies.

        Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address set forth on the cover hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.